UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION

13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2005 (October 13, 2005)

ADE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or other jurisdiction

of incorporation)

Commission File No. 0-26714	04-2441829 (IRS Employer Identification No.)

80 Wilson Way, Westwood, Massachusetts (Address of Principal Executive Offices)	02090 (Zip Code)

Registrant’s telephone number, including area code: (781) 467-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 13, 2005, the independent directors of ADE Corporation (“ADE”) approved an Employment Agreement (the “Agreement”), between ADE and Dr. Chris L. Koliopoulos, the President and Chief Executive Officer of ADE who also serves as a member of ADE’s Board of Directors (the “Board”). On such date, the Board also approved an Amendment No. 1 (the “Amendment”) to the Employment Agreement, dated May 1, 2002, between ADE and Mr. Brian James, the Executive Vice President, Treasurer and Chief Financial Officer of ADE. The Agreement and the Amendment are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

The Agreement

Pursuant to the terms of the Agreement, Dr. Koliopoulos has agreed to serve as President and Chief Executive Officer of ADE through June 20, 2008. The term may be extended by mutual agreement of ADE and Dr. Koliopoulos, unless terminated earlier pursuant to the terms of the Agreement.

Under the Agreement, ADE shall pay Dr. Koliopoulos a salary of $407,000 per annum from and after September 12, 2005. This salary is subject to increase at the sole discretion of the Board and shall be reviewed by the Board at least annually, either before or at the Board’s meeting following the Annual Meeting of Stockholders of ADE. The Agreement also provides that Dr. Koliopoulos is entitled to such incentive or bonus compensation as the Board, in its sole discretion, may determine to pay to him from time to time and that Dr. Koliopoulos is entitled to other benefits, such as group insurance and other fringe benefit programs and personal time off, as well as reimbursement by ADE for all reasonable and necessary expenses.

Under the Agreement, Dr. Koliopoulos’ employment may be terminated prior to the expiration of the term of the Agreement for specified reasons, including (i) death or disability, (ii) termination with or without cause, (iii) termination due to job restructuring and (iv) resignation by Dr. Koliopoulos. If Dr. Koliopoulos’ employment terminates, he is entitled to severance compensation of 24 months’ base salary under certain circumstances.

The Agreement also provides that in the event that a Change of Control Transaction (as defined in the Agreement) occurs or is pending, or if Dr. Koliopoulos’ employment with ADE terminates on account of his death or disability, his unvested options to acquire ADE’s capital stock shall, on the date of and immediately prior to the consummation of the Change of Control Transaction or the termination of Dr. Koliopoulos’ employment, accelerate and become immediately exercisable in full for a period of two (2) years following the occurrence of such event, regardless of any stock option plan of ADE or any stock option agreement between ADE and Dr. Koliopoulos.

The Amendment

The Amendment provides that in the event that a Change of Control Transaction (as defined in the Amendment) occurs or is pending, or if Mr. James’ employment with ADE terminates on account of his death or disability, his unvested options to acquire ADE’s capital stock shall, on or prior to the consummation of the Change of Control Transaction or the termination of Mr. James’ employment, accelerate and become immediately exercisable in full, regardless of any stock option plan of ADE or any stock option agreement between ADE and Mr. James.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Number	Description

10.1	Employment Agreement, dated as of September 30, 2005, by and between ADE and Dr. Chris L. Koliopoulos. (Filed herewith)

10.2	Amendment No. 1 to Employment and Non-Competition Agreement, dated as of September 30, 2005, by and between ADE and Mr. Brian James. (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADE CORPORATION

By: /s/ Brian C. James

Name: Brian C. James

Title: Executive Vice President, Treasurer and           Chief Financial Officer

Date: October 14, 2005